Exhibit 4(aa)

Capacity Prepayment Agreement

Details


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Parties
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Reach Networks      Name         Reach Networks Hong Kong Limited (formerly
                                 PCCW-HKT International Limited and before that Cable & Wireless HKT International Limited)

                    Address 20th Floor, Telecom House, 3 Gloucester Road, Wanchai, Hong Kong
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Reach Global        Name         Reach Global Services Limited

                    Address 20th Floor, Telecom House, 3 Gloucester Road, Wanchai, Hong Kong
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HKTC                Name         PCCW-HKT Telephone Limited (formerly Cable &
                                 Wireless HKT Telephone Limited)

                    Address 39th Floor, PCCW Tower, TaiKoo Place, 979 Kings Road, Quarry Bay, Hong Kong
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Telstra             Name         Telstra Corporation Limited

                    ABN          33 051 775 556

                    Address      231 Elizabeth Street, Sydney, NSW, Australia
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Reach               Name         Reach Ltd. (formerly Joint Venture No 1
                                 (Bermuda) Limited

                    Address      Clarendon House, 2 Church Street, Hamilton,
                                 Bermuda
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PCCW                Name         PCCW Limited

                    Address      39th Floor, PCCW Tower, TaiKoo Place,
                                 979 Kings Road,
                                 Quarry Bay, Hong Kong
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Reach Finance       Name         Reach Finance Limited

                    Address 20th Floor, Telecom House, 3 Gloucester Road, Wanchai, Hong Kong
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Recitals  A         Reach Networks and HKTC are the parties to the HKISA.

          B         HKTC is a wholly owned subsidiary of PCCW.

          C         Reach Global and Telstra are the parties to the AISA.

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          D         The Financiers have agreed to enter into the Amended and
                    Restated Facility Agreement if and on condition that the Parties first enter into this agreement.

          E Each of the Parties is entering into this agreement at the request of each of the other Parties and in consideration of each of the other Parties entering into this agreement.
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Governing law       England and Wales
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Date of agreement   See Signing page

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Capacity Prepayment Agreement

General terms

1        Interpretation
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1.1

     In this agreement except if the context requires otherwise:

     (a)  words and expressions have the meanings set out in Schedule 1;

     (b) words and expressions given particular meanings in the Amended and Restated Facility Agreement and not otherwise defined in Schedule 1 have the meanings given in the Amended and Restated Facility Agreement;

     (c)  the singular includes the plural and vice versa;

     (d) a reference to an agreement, document or another instrument includes any variation, amendment, novation or replacement of any of them;

     (e)  a reference to this agreement includes the Schedules;

     (f) a reference to a person includes a natural person, firm, body corporate, unincorporated association, or a governmental or other authority;

     (g) a reference to a person includes the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation), and permitted assigns;

     (h)  references to times and dates refer to times and dates in Hong Kong;

     (i)  a reference to a period of time:

          (i) which dates from a given day or the day of an act or event is to be calculated exclusive of that day; or

          (ii) which commences on a given day or the day of an act or event is to be calculated inclusive of that day;

     (j) a reference to a month is a reference to a calendar month and a reference to a year is a reference to a calendar year;

     (k) a reference to a third person or a third party is a reference to a person who is not a Party; and

     (l)  a reference to a notice includes a written notification.

1.2

     Headings and bold type are included for convenience and do not affect the interpretation of this agreement.
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2    Quarter End Cash Surplus

2.1

     Subject to clauses 2.2, 2.3 and 2.6 in each Quarter ("Reporting Quarter"), as soon as practical, and in any event within 45 days, after the end of the preceding Quarter,

     (a) on the basis of the Reach Management Accounts for that preceding Quarter, the Reach CFO will submit to the Reach Board a calculation of and the Reach CFO and Reach Board (each acting reasonably and after making due enquiry) will together determine in accordance with the principles set out in Schedule 2:

          (i) whether in their opinion there was a Cash Surplus for that preceding Quarter; and

          (ii) if so, the amount that in their opinion was the Cash Surplus,

     (b) if an amount is determined for that preceding Quarter pursuant to clause 2.1(a)(ii) the Reach CFO will certify to PCCW and Telstra and unless the Total Amount Owing has been paid in full, to the Facility
          Agent:

          (i) the amount so determined and the values of "ECB" and each of the integers in the formula in paragraph 2(b) of schedule 2 that were used to determine that amount; and

          (ii) the amount of the Cash Sweep Proportion, if any, for that preceding Quarter,

     (c)  the Reach CFO will issue to PCCW and Telstra a report that specifies:

          (i) the Cash Surplus (if any), Cash Sweep Proportion (if any) and Capacity Prepayment Proportion (if any) for the preceding Quarter;

          (ii) the PCCW CP Balance for the Reporting Quarter and showing:

               (A)  LIBOR for the preceding Quarter;

               (B) the aggregate of all amounts (if any) credited and applied pursuant to section 4 during that preceding Quarter; and

               (C) the aggregate of any Authorised PCCW CP Reductions in that preceding Quarter,

               each as used in the calculation of that PCCW CP Balance,

         (iii) the PCCW Credit Entitlement for the preceding Quarter;

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          (iv) the aggregate of all PCCW Credit Entitlements for all Quarters up to and including the preceding Quarter;

          (v)  the aggregate of all amounts credited and applied pursuant to section 4 in all Quarters up and including the preceding
               Quarter;

          (vi) the Telstra CP Balance for the Reporting Quarter and showing:

               (A)  LIBOR for the preceding Quarter;

               (B) the aggregate of all amounts (if any) credited and applied pursuant to section 6 during that preceding Quarter; and

               (C) the aggregate of any Authorised Telstra CP Reductions in that preceding Quarter,

               each as used in the calculation of that Telstra CP Balance;

         (vii) the Telstra Credit Entitlement for the preceding Quarter;

        (viii) the aggregate of all Telstra Credit Entitlements for all Quarters up to and including the preceding Quarter;

          (ix) the aggregate of all amounts credited and applied pursuant to section 6 in all Quarters up and including the preceding
               Quarter;

           (x) the Unused PCCW Credit Entitlement Balance at the beginning of the Reporting Quarter;

          (xi) the Unallocated PCCW CP Balance for the Reporting Quarter;

         (xii) the Unused Telstra Credit Entitlement Balance at the beginning of the Reporting Quarter; and

        (xiii) the Unallocated Telstra CP Balance for the Reporting Quarter;
               and

     (d) unless the Total Amount Owing has been paid in full, Reach will provide to the Facility Agent a copy of the report issued pursuant to clause 2.1(c).

2.2

     For any Quarter for which there is a Cash Surplus:

     (a) subject to clauses 2.2(b), (c), (d) and (e), the Cash Sweep Proportion is an amount equal to one half of the Cash Surplus;

     (b) subject to clauses 2.2(c), (d) and (e), if the Unallocated Aggregate CP Balance is less than one half of the Cash Surplus, the Cash Sweep

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          Proportion is an amount equal to the remainder of the Cash Surplus after deducting the Unallocated Aggregate CP Balance;

     (c) subject to clauses 2.2(d) and (e), if there is no Unallocated Aggregate CP Balance, the Cash Sweep Proportion is an amount equal to the Cash Surplus;

     (d) subject to clause 2.2(e), if the Total Amount Owing is less than the greater of:

          (i)  one half of the Cash Surplus; and

         (ii) the Cash Surplus after deducting the Unallocated Aggregate CP Balance, if any,

          the Cash Sweep Proportion is an amount equal to the Total Amount
          Owing;

     (e) if the Quarter ends after the Total Amount Owing has been paid in full, there is no Cash Sweep Proportion;

     (f) subject to clauses 2.2(g) and (h), the Capacity Prepayment Proportion is an amount equal to the remainder of the Cash Surplus after deducting the Cash Sweep Proportion, if any;

     (g) subject to clause 2.2(h), if the Unallocated Aggregate CP Balance is less than the amount referred to in clause 2.2(f), the Capacity Prepayment Proportion is an amount equal to the Unallocated Aggregate CP Balance;

     (h) if there is no Unallocated Aggregate CP Balance, there is no Capacity Prepayment Proportion;

     (i)  subject to clauses 2.2(j) to (o) inclusive:

          (i) the PCCW Credit Entitlement is an amount equal to one half of the Capacity Prepayment Proportion, and

         (ii) the Telstra Credit Entitlement is an amount equal to one half of the Capacity Prepayment Proportion;

     (j) subject to clauses 2.2(k) and (l), if the Unallocated PCCW CP Balance is less than the amount referred to in clause 2.2(i)(i) then the Telstra Credit Entitlement is an amount equal to the remainder of the Capacity Prepayment Proportion after deducting the PCCW Credit Entitlement;

     (k) subject to clause2.2(l), if there is no Unallocated PCCW CP Balance, then the Telstra Credit Entitlement is an amount equal to the whole of the Capacity Prepayment Proportion;

     (l) the Telstra Credit Entitlement is limited to and cannot exceed the Unallocated Telstra CP Balance and accordingly:

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          (i)  if the Unallocated Telstra CP Balance is less than the amount that otherwise would apply under the foregoing provisions, then the Telstra Credit Entitlement is the amount of the Unallocated Telstra CP Balance; and

         (ii) if there is no Unallocated Telstra CP Balance, then there is no Telstra Credit Entitlement;

     (m) subject to clauses 2.2(n) and (o) inclusive, if the Unallocated Telstra CP Balance is less than the amount referred to in clause 2.2(i)(ii), then the PCCW Credit Entitlement is the amount equal to the remainder of the Capacity Prepayment Proportion after deducting the Telstra Credit Entitlement;

     (n) subject to clause 2.2(o), if there is no Unallocated Telstra CP Balance, then the PCCW Credit Entitlement is an amount equal to the whole of the Capacity Prepayment Proportion; and

     (o) the PCCW Credit Entitlement is limited to and cannot exceed the Unallocated PCCW CP Balance and accordingly:

          (i) if the Unallocated PCCW CP Balance is less than the amount that otherwise would apply under the foregoing provisions, then the PCCW Credit Entitlement is the amount of the Unallocated PCCW CP Balance; and

         (ii) if there is no Unallocated PCCW CP Balance, then there is no PCCW Credit Entitlement.

2.2A

     For the avoidance of doubt, for any Quarter for which there is not a Cash
     Surplus:

     (a)  there is no Cash Sweep Proportion; and

     (b)  there is no Capacity Prepayment Proportion.

2.3

     Upon the occurrence of a Relevant Event:

     (a) the operation of clauses 2.1, 2.2, 3.3 and 5.3 and sections 4 and 6 will terminate and all of those provisions will cease to have any further effect except to the extent necessary to calculate the amounts due under this clause 2.3;

     (b)  subject to clause 2.3(c):

          (i) the Outstanding PCCW CP Balance will become immediately due and payable by Reach Networks to PCCW; and

         (ii) the Outstanding Telstra CP Balance will become immediately due and payable by Reach Global to Telstra;

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     (c)  if the Relevant Event is the termination of the HKISA or the AISA then:

          (i) at any time after the occurrence of that Relevant Event, either of PCCW or Telstra may give to the Facility Agent a notice in writing stating that by reason of the occurrence of that Relevant Event the operation of the provisions referred to in clause 2.3(a) has terminated; and

         (ii) the provisions of clause 2.3(b) will not operate or have effect before, but will operate and have effect on and from, the expiration of 3 Business Days after a notice in writing pursuant to clause 2.3(c)(i) is given to the Facility Agent; and

     (d) from the occurrence of a Relevant Event and until the Total Amount Owing has been paid in full:

          (i) PCCW's and Telstra's rights to receive payments from Reach Networks and Reach Global of amounts becoming due under this clause and clause 2.5 are subordinated in accordance with the terms of the Subordination Deed to the rights of the Financiers to receive payments in respect of the Total Amount Owing; and

         (ii) Reach Networks and Reach Global must make any such payments to the Security Trustee in accordance with the terms of the Subordination Deed.

2.4

     For the purposes of clause 2.3:

     (a) the "Outstanding PCCW CP Balance" is the remainder of the PCCW CP Balance for the Quarter in which the Relevant Event occurs after deducting the aggregate of:

          (i) any Authorised PCCW CP Reductions made during that Quarter but prior to the occurrence of the Relevant Event; plus

         (ii) all amounts credited and applied against and towards satisfaction of HKISA Invoices during that Quarter but prior to the occurrence of the Relevant Event; and

     (b) the "Outstanding Telstra CP Balance" is the remainder of the Telstra CP Balance for the Quarter in which the Relevant Event occurs after deducting the aggregate of:

          (i) any Authorised Telstra CP Reductions made during that Quarter but prior to the occurrence of the Relevant Event; plus

         (ii) all amounts credited and applied against and towards satisfaction of AISA Invoices during that Quarter but prior to the occurrence of the Relevant Event.


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2.5

     Interest will accrue and be payable by Reach Global to Telstra upon any amount that becomes payable by Reach Global to Telstra pursuant to clause
     2.3 and by Reach Networks to PCCW upon any amount that becomes payable by Reach Networks to PCCW pursuant to clause 2.3, in each case from the date on which the amount first becomes payable until it is paid in full, the interest being calculated from day to day on the unpaid balance of the amount at the Applicable Rate and payable, as to the unpaid interest accrued up to and on the last day of the preceding Quarter, on the first day of each Quarter.

     For this purpose, the Applicable Rate for any day in a Quarter will be a rate equal to the Margin on the first day of that Quarter plus LIBOR for the Quarter.

2.6

     Clauses 2.1, and 2.2 do not apply in relation to any Quarter that:

     (i) is the second or a subsequent Quarter after the Quarter for which the Capacity Prepayment Proportion is an amount equal to the Unallocated Aggregate CP Balance, and

    (ii)  ends after the Total Amount Owing has been paid in full.

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3        PCCW and HKTC

3.1

     On the Date of Amendment, PCCW will pay to Reach Networks a sum of US$143,000,000.

3.2

     The PCCW Prepayment will be paid as a prepayment in respect of HKISA Services.

3.3

     Subject to section 2 and this section 3 in each Quarter the PCCW CP Balance for that Quarter is to be available to be used in accordance with section 4 to discharge HKTC's liability to pay HKISA Charges to Reach Networks.

3.4

     Prior to the occurrence of a Relevant Event, none of Reach Networks, HKTC and PCCW will in any Quarter make or allow to be made any PCCW CP Reduction that is not an Authorised PCCW CP Reduction.


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4        Application of PCCW CP Balance

4.1

     Subject to clause 2.3, in each Quarter, Reach Networks will to the maximum extent that is practical, subject to and consistently with the requirements of clauses 4.4 and 4.6, credit and apply the PCCW CP Balance for that Quarter against and towards satisfaction of HKISA Invoices that are (in whole or in part) unpaid.

4.2

     Within 14 days after the end of each Quarter, Reach Networks will issue to PCCW and Telstra a report that specifies:

     (a) all amounts of the PCCW CP Balance for that Quarter that during that Quarter were credited and applied against and towards satisfaction of HKISA Invoices pursuant to clause 4.1;

     (b) the HKISA Invoices against and towards satisfaction of which those amounts were credited and applied ("relevant invoices"); and

     (c) in the case of each relevant invoice, the amount credited and applied against and towards satisfaction of that relevant invoice.

4.3

     Amounts may be credited and applied pursuant to clause 4.1 against and towards unpaid amounts of HKISA Invoices that have become due for payment and/or unpaid amounts of HKISA Invoices that have not become due for payment.

4.4

     The total amount that in a Quarter is credited and applied against and towards satisfaction of HKISA Invoices pursuant to clause 4.1:

     (a) cannot exceed the Unused PCCW Credit Entitlement Balance at the beginning of that Quarter, provided that this restriction will not apply after the Total Amount Owing has been paid in full; and

     (b) cannot exceed the remainder of the PCCW CP Balance for that Quarter after deducting the aggregate of any Authorised PCCW CP Reductions made during that Quarter.

4.5

     Whenever pursuant to this section 4, an amount of PCCW CP Balance is credited and applied against and towards satisfaction of the unpaid amount of an HKISA Invoice, HKTC's liability to pay the HKISA Invoice will be discharged to the same extent.


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4.6

     Whenever during a Quarter amounts are credited and applied pursuant to this section 4 against and towards satisfaction of unpaid amounts of HKISA Invoices which are expressed in Hong Kong dollars ("HKD"):

     (a) the amounts that are so credited and applied will be converted from United States dollars ("USD") at the Specified Exchange Rate for the Quarter; and

     (b)  for the purpose of determining:

          (i) the total amount in USD that was so credited and applied during the Quarter;

         (ii) the Unused PCCW Credit Entitlement Balance at the beginning of the next Quarter; and

        (iii)  the PCCW CP Balance for the next Quarter,

          the total amount in HKD credited and applied during the Quarter against HKISA Invoices will be converted to USD at the Specified Exchange Rate for the Quarter.

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5        Telstra

5.1

     On the Date of Amendment, Telstra will pay to Reach Global a sum of US$143,000,000.

5.2

     The Telstra Prepayment will be paid as a prepayment in respect of AISA Services.

5.3

     Subject to section 2 and this section 5, in each Quarter the Telstra CP Balance for that Quarter is to be available to be used in accordance with section 6 to discharge Telstra's liability to pay AISA Charges to Reach Global.

5.4

     At any time at which there is an Outstanding AJC Indemnity Obligation, Telstra may by notice in writing to Reach Global ("Suspension Notice") suspend the application of clauses 5.3 and 6.1 and the following provisions will apply:

     (a) the suspension period will begin on the giving of the Suspension Notice and continue until the earlier of:

          (i) the date on which Telstra by further notice in writing to Reach Global (which Telstra will be at liberty to give at any time) withdraws the Suspension Notice; and


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         (ii)  the first date after the beginning of the suspension period in which there is no longer any outstanding AJC indemnity obligation; and

     (b) during the suspension period the operation of clauses 5.3 and 6.1 will be suspended and during any part of any Quarter that falls within the suspension period, Reach Global must not credit or apply any of the Telstra CP Balance for that Quarter against or towards satisfaction of AISA Invoices.

5.5

     Telstra must promptly provide to the Facility Agent a copy of any Suspension Notice, or notice of the kind referred to in clause 5.4(a)(i), given by Telstra to Reach Global.

5.6

     Prior to the occurrence of a Relevant Event, neither Reach Global nor Telstra will in any Quarter make or allow to be made any Telstra CP Reduction that is not an Authorised Telstra CP Reduction.

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6    Application of Telstra CP Balance

6.1

     Subject to clauses 2.3 and 5.4, in each Quarter, Reach Global will to the maximum extent that is practical, subject to and consistently with the requirements of clauses 6.4 and 6.6, credit and apply the Telstra CP Balance for that Quarter against and towards satisfaction of AISA Invoices that are (in whole or in part) unpaid.

6.2

     Within 14 days after the end of each Quarter, Reach Global will issue to PCCW and Telstra a report that specifies:

     (a) all amounts of the Telstra CP Balance for that Quarter that during that Quarter were credited and applied against and towards satisfaction of AISA Invoices pursuant to clause 6.1;

     (b) the AISA Invoices against and towards satisfaction of which those amounts were credited and applied ("relevant invoices"); and

     (c) in the case of each relevant invoice, the amount credited and applied against and towards satisfaction of that relevant invoice.

6.3

     Amounts may be credited and applied pursuant to clause 6.1 against and towards unpaid amounts of AISA Invoices that have become due for payment and/or unpaid amounts of AISA Invoices that have not become due for payment.


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6.4

     The total amount that in a Quarter is credited and applied against and towards satisfaction of AISA Invoices pursuant to clause 6.1:

     (a) cannot exceed the Unused Telstra Credit Entitlement Balance at the beginning of that Quarter, provided that this restriction will not apply after the Total Amount Owing has been paid in full; and

     (b) cannot exceed the remainder of the Telstra CP Balance for that Quarter after deducting the aggregate of any Authorised Telstra CP Reductions made during that Quarter.

6.5

     Whenever pursuant to this section 6, an amount of Telstra CP Balance is credited and applied against and towards satisfaction of the unpaid amount of an AISA Invoice, Telstra's liability to pay the AISA Invoice will be discharged to the same extent.

6.6

     Whenever during a Quarter amounts are credited and applied pursuant to this section 6 against and towards satisfaction of unpaid amounts of AISA Invoices which are expressed in Australian dollars ("AUD"):

     (a) the amounts that are so credited and applied will be converted from United States dollars ("USD") at the Specified Exchange Rate for the Quarter; and

     (b)  for the purpose of determining:

          (i) the total amount in USD that was so credited and applied during the Quarter;

         (ii) the Unused Telstra Credit Entitlement Balance at the beginning of the next Quarter; and

        (iii)  the Telstra CP Balance for the next Quarter,

          the total amount in AUD credited and applied during the Quarter against AISA Invoices will be converted to USD at the Specified Exchange Rate for the Quarter.

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7    Operational

7.1

     PCCW must procure that the PCCW Shareholder:

     (a)  causes:

          (i)  each director of Reach;

         (ii)  each director of Reach Networks; and


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        (iii)  each director of Reach Global,

          appointed by it (when exercising powers, performing duties or otherwise acting in that capacity) to the extent permitted by law to act and vote; and

     (b)  generally takes all reasonable steps within its power,

     to procure and ensure that the provisions and requirements of sections 2 to 6 (inclusive) are performed and observed.

7.2

     Telstra must procure that the Telstra Shareholder:

     (a)  causes:

          (i)  each director of Reach;

         (ii)  each director of Reach Global; and

        (iii)  each director of Reach Networks,

          appointed by it (when exercising powers, performing duties or otherwise acting in that capacity) to the extent permitted by law to act and vote; and

     (b)  generally takes all reasonable steps within its power,

     to procure and ensure that the provisions and requirements of sections 2 to 6 (inclusive) are performed and observed.

7.3

     The Parties will develop and implement operating procedures and practices that are appropriate and expedient for applying and administering and otherwise giving effect to sections 2, 3, 4, 5 and 6 and for dealing with and resolving all material operational or other issues relating to the interaction of those sections and the provisions of the HKISA and AISA, including (without limitation):

     (a) procedures for determining, where the amount to be credited or applied against an invoice pursuant to clause 4.1 and 6.1 is less than the full amount of the invoice, the particular accounts or charges comprised in the invoice against which that amount is to be applied and credited; and

     (b) procedures for identifying and appropriately dealing with accounts or charges that are disputed, for example, by quarantining disputed accounts or charges that are comprised in an invoice from those against which any amount is to be credited and applied pursuant to clause 4.1 or 6.1.

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7.4

     The Parties will as and whenever desirable, consult together and negotiate in good faith for the purpose of developing and implementing (including from time to time updating, varying or adding to) operating procedures and practices as provided in clause 7.3.

7.5

     The procedures and practices developed and implemented pursuant to clauses
     7.3 and 7.4 must:

     (a) have regard to and be consistent with all relevant requirements of this agreement; and

     (b) not have the purpose or effect of derogating in any material respect from the rights of the Financiers under the Amended and Restated Facility Agreement with respect to the Cash Sweep Proportion of the Cash Surplus for any Quarter,

     and so far as practical, those procedures and practices developed and implemented in relation to the HKISA will be common or equivalent to those developed and implemented in relation to the AISA and vice versa.

7.6

     If a Party ("Requesting Party") receives:

     (a) a notice from a regulator stating that a Relevant Provision is in breach of a statutory requirement; or

     (b) a direction from a regulator that requires the Receiving Party to act in a manner contrary to a Relevant Provision,

     upon request from the Requesting Party, the Parties must as soon as practicable meet to discuss ways in which the requirements of the regulator's notice or direction might be addressed by varying the Relevant Provision so as to achieve an equivalent economic effect or otherwise without derogating from or jeopardising the achievement of the objectives of this agreement.

7.7

     For the purpose of clause 7.6 a Relevant Provision is:

     (a)  a provision of this agreement;

     (b) a provision of the HKISA inserted or amended by the HKISA Amendment Agreement; or

     (c) a provision of the AISA inserted or amended by the AISA Amendment Agreement.

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8    Conditions Precedent

8.1

     The provisions of sections 2 to 7 (inclusive) do not take effect until and subject to clause 8.2 will become operative at and from the Date of Amendment.

8.2

     If the provisions of sections 2 to 7 (inclusive) do not become operative before 31 May 2003 then on and from that date, this agreement will terminate and have no further force or effect.

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9    Costs

     The parties agree to pay their own legal and other costs and expenses in connection with the preparation, execution and completion of this agreement.

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10   Notices

10.1

     The details for notices to Reach Networks under this agreement are:

     Reach Networks Hong Kong Limited
     20th Floor, Telecom House
     3 Gloucester Road
     Wanchai
     Hong Kong

     Attention:  Chief Executive Officer

     Facsimile:  +852 2962 5678

10.2

     The details for notices to Reach Global under this agreement are:

     Reach Global Services Limited
     20th Floor, Telecom House
     3 Gloucester Road
     Wanchai
     Hong Kong

     Attention:  Chief Executive Officer

     Facsimile:  +852 2962 5678


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                                                                             16

10.3

     The details for notices to HKTC under this agreement are:

     PCCW-HKT Telephone Limited
     39th Floor PCCW Tower
     TaiKoo Place
     979 Kings Road
     Quarry Bay
     Hong Kong

     Attention: Company Secretary

     Facsimile: +852 2962 5725

10.4

     The details for notices to Telstra Corporation Limited under this agreement are:

     Telstra Corporation Limited
     231 Elizabeth Street
     Sydney  NSW  2000
     New South Wales

     Attention:  Managing Director, Domestic Wholesale

     Facsimile: +61 2 9266 0607

10.5

     The details for notices to Reach Ltd under this agreement are:

     Reach Ltd
     Clarendon House
     2 Church Street
     Hamilton, Bermuda

     Attention:  Company Secretary

     Facsimile: + 1 441 292 4720

10.6

     The details for notice to PCCW Limited under this agreement are:

     PCCW Limited
     39th Floor PCCW Tower
     TaiKoo Place
     979 Kings Road
     Quarry Bay
     Hong Kong

     Attention:  Company Secretary

     Facsimile:  +852 2962 5725

-------------------------------------------------------------------------------

10.7

     The details for notice to Reach Finance Limited under this agreement are:

     Reach Finance Limited
     20th Floor, Telecom House
     3 Gloucester Road
     Wanchai
     Hong Kong

     Attention: Chief Executive Officer

     Facsimile: +852 2962 5678

-------------------------------------------------------------------------------
11   Variation and Waiver

     A provision of this agreement or a right or obligation created under it, may not be waived or varied except in writing signed by each of the Parties.

-------------------------------------------------------------------------------
12   Third Party Rights

     A person who is not, or has not become a Party to this agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 (UK) to enforce any provision of this agreement.

-------------------------------------------------------------------------------
13   Governing Law

     This agreement is governed by the law in force in the place specified in the Details. Each Party submits to the non-exclusive jurisdiction of the courts of that place.

-------------------------------------------------------------------------------
14   Counterparts

     This agreement may consist of any number of counterparts each executed by one or more Parties. When taken together, the executed counterparts are treated as making up the one document.

-------------------------------------------------------------------------------
15   General

15.1 Discretion in exercising rights

     A Party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

15.2 Partial exercising of rights

     If a Party does not exercise a right or remedy fully or at a given time, the Party may still exercise it later.


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                                                                             18

15.3 No liability for loss

     A Party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this agreement.

15.4 Approvals and consents

     By giving its approval or consent a Party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

15.5 Conflict of interest

     The Parties' rights and remedies under this agreement may be exercised even if this involves a conflict of duty or a Party has a personal interest in their exercise.

15.6 Remedies cumulative

     The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

15.7 Rights and obligations are unaffected

     Rights given to the Parties under this agreement and the parties' liabilities under it are not affected by anything which might otherwise affect them by law.

15.8 Prompt performance

     If this agreement specifies when the Party agrees to perform an obligation, the party agrees to perform it by the time specified. Each Party agrees to perform all other obligations promptly.

15.9 Inconsistent law

     To the extent permitted by law, this agreement prevails to the extent it is inconsistent with any law.

15.10 Supervening legislation

     Any present or future legislation which operates to vary the obligations of a Party in connection with this agreement with the result that another Party's rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

15.11 Partial invalidity

     If, at any time, any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of the provision under the law of any other jurisdiction will be affected or impaired.

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                                                                             19

15.12 Manner of payment

     Unless this agreement expressly states otherwise, each Party agrees to make payments (including by way of reimbursement) under this agreement:

     (a) on the due date (or, if that is not a Business Day, on the next Business Day unless that day falls in the following month, in which case, on the previous Business Day); and

     (b)  in United States dollars in immediately available funds; and

     (c) in full without set-off or counterclaim and without any deduction in respect of taxes or other charges unless required by law.


EXECUTED as an agreement


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                                                                             20

Capacity Prepayment Agreement

Schedule 1 - Definitions


"AISA" is the agreement between Reach Global and Telstra constituted by the International Services Agreement (Australia) dated 13 October 2000 made between Reach and Telstra as novated between Reach Global and Telstra by the Novation Agreement (International Services Agreement (Australia)) dated 26 April 2002 made between Reach, Reach Global and Telstra.

"AISA Amendment Agreement" is the International Services Agreement (Australia) Amendment Agreement dated 15 April 2003 made between Reach Global and Telstra.

"AISA Charge" is a "Charge" as defined in the AISA.

"AISA Invoice" is an "Invoice" as defined in the AISA.

"AISA Service" is a "Service" as defined in the AISA.

"Amendment and Restatement Agreement" is the agreement dated 15 April 2003 made between Reach Finance, Reach, Reach Networks, Reach Networks Australia Pty Limited, Reach Global Networks Limited, Reach Global and JP Morgan Chase Bank.

"Amended and Restated Facility Agreement" has the meaning given in the Amendment and Restatement Agreement.

"Authorised PCCW CP Reduction" in a Quarter is a PCCW CP Reduction made in that Quarter with the prior written consent of each of Reach Finance, PCCW, Telstra and unless the Total Amount Owing has been paid in full, the Facility Agent.

"Authorised Telstra CP Reduction" in a Quarter is a Telstra CP Reduction made in that Quarter with the prior written consent of each of Reach Finance, PCCW, Telstra and unless the Total Amount Owing has been paid in full, the Facility Agent.

"Business Day" means a day (not being a Saturday, Sunday or public holiday) on which banks are open for banking business in Hong Kong.

"Capacity Prepayment Proportion" for a Quarter is the amount determined in accordance with clauses 2.2(f), (g) and (h).

"Cash Surplus" for a Quarter is the amount, if any, determined in accordance with clause 2.1(a)(ii).

"Cash Sweep Proportion" for a Quarter is to be determined in accordance with clauses 2.2(a), (b), (c), (d) and (e).

"Date of Amendment" has meaning given in the Amendment and Restatement
Agreement.

"HKISA" is the International Services Agreement (Hong Kong) dated 13 October 2000 made between Reach Networks and HKTC.


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                                                                             21

"HKISA Amendment Agreement" is the International Services Agreement (Hong Kong) Amendment Agreement dated 15 April 2003 made between Reach Networks and HKTC.

"HKISA Charge" is a "Charge" as defined in the HKISA.

"HKISA Invoice" is an "Invoice" as defined in the HKISA.

"HKISA Service" is a "Service" as defined in the HKISA.

"LIBOR" for a Quarter is the rate per centum per annum (rounded upwards if necessary to the nearest four decimal places) equal to the average of the offered quotations which on that day appear on the page of the Reuters Monitor Money Rates Service (or if not available, a successor or substitute page or service selected by the Reach Board after consultation with PCCW and Telstra) which displays London inter-bank offered rates for United States Dollars (being "LIBO" for US$) for deposits for a 3 month maturity period, as of 11:00am London time on the quotation date for the Quarter.

For the purposes of this definition, the "quotation date" for a Quarter is the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in United States Dollars for a 3 month maturity for delivery on the first day of that Quarter, except, if, for a Quarter, quotations would ordinarily be given on more than one day, the "quotation date" for that Quarter is the last of those days and provided that for the Quarter ending on 30 June 2003 ("First Quarter") the "quotation date" is the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in United States dollars for a 3 month maturity for delivery on the Date of Amendment except, if, for those deposits quotations would ordinarily be given on more than one day, the "quotation date" for the First Quarter is the last of those days.

"Margin" on a particular day is the Margin that under the Amended and Restated Facility Agreement is current and applies as at that day.

"Outstanding AJC Indemnity Obligation" is a liability which has arisen on the part of Reach Global to indemnify Telstra in respect of a payment made by Telstra to Australia-Japan Cable Limited and has not been fully satisfied and discharged by Reach Global.

"PCCW CP Balance" is:

(a)  for the Quarter ending on 30 June 2003, US$143,000,000;

(b)  for the Quarter ending on 30 September 2003, the value of:

                           D
                (P - J) + --- (P-J)R
                          360

         Where

         "P" is US$143,000,000,

        "J" is the sum of:


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                                                                             22

     (i)  any Authorised PCCW CP Reductions made during the preceding Quarter;
          and

     (ii) all amounts (if any) credited and applied pursuant to section 4 during the preceding Quarter,

        "D" is the number of days from the Date of Amendment to 30 June 2003 (both inclusive), and

        "R" is a rate percentum equal to the Margin on the Date of Amendment plus LIBOR for the Quarter ending on 30 June 2003,

(c)  for any subsequent Quarter, the value of:

                           D
                (P - J) + --- (P-J)R
                          360

        Where

        "P" is the PCCW CP Balance for the preceding Quarter,

        "J" is the sum of:

     (i)  any Authorised PCCW CP Reductions made during the preceding Quarter;
          and

     (ii) all amounts (if any) credited and applied pursuant to section 4 during the preceding Quarter,

        "D" is the number of days in the preceding Quarter, and

        "R" is a rate percentum equal to the Margin on the first day of the preceding Quarter plus LIBOR for the preceding Quarter.

"PCCW Credit Entitlement" for a Quarter is to be determined in accordance with clause 2.2.

"PCCW CP Reduction" in a Quarter, is:

(a) a cash payment by Reach Networks to PCCW or HKTC of all or any part of the PCCW CP Balance for that Quarter; or

(b) a setting off or the application of any other sort of withholding, deduction or counterclaim by PCCW or HKTCor Reach Networks, otherwise than in accordance with clause 3.3 and section 4, of a present or future liability of PCCW or HKTC to Reach Networks against all or any part of the PCCW CP Balance for that Quarter; or

(c) an application or crediting, by PCCW or HKTC or Reach Networks, otherwise than in accordance with clause 3.3 and section 4, of all or any part of the PCCW CP Balance for that Quarter against or towards discharge of a present or future liability of PCCW or HKTC to Reach Networks.

"PCCW Prepayment" is the sum paid by PCCW to Reach Networks pursuant to clause 3.1.


-------------------------------------------------------------------------------

"PCCW Shareholder" is Pacific Century Cable Holdings Limited.

"Quarter" is a calendar quarter ending after the Date of Amendment.

"Reach Board" is the board of directors of Reach.

"Reach CFO" means the chief financial officer of Reach.

"Reach Management Accounts" for a Quarter are the unaudited consolidated financial statements of Reach and its subsidiaries for the Quarter (including a profit and loss statement for the Quarter and a balance sheet as at the end of the Quarter) prepared by the management of Reach substantially in accordance with GAAP for the purposes of internal management of Reach and its subsidiaries and reporting to the Reach Board.

"Relevant Event" is any of the following:

(a)  termination however arising of the HKISA;

(b)  termination however arising of the AISA; and

(c) the giving of a notice of a declaration by the Facility Agent on the instruction of the majority of Financiers in accordance with clause 13.2 of the Amended and Restated Facility Agreement.

"Specified Exchange Rate" for a Quarter is:

(a) in clause 4.6 a rate equal to the average of the Federal Bank of New York's Noon Buying Rates for Hong Kong Dollars,

(b) in clause 6.6 a rate equal to the average of the Federal Bank of New York's Noon Buying Rates for Australian Dollars,

as published on the page "FEDSPOT" of the Reuters Monitor System, for the 3 days that are respectively the last Business Days for which such Noon Buying Rates are so published, in each of the months in the Quarter.

"Telstra CP Balance" is:

(a)  for the Quarter ending on 30 June 2003, US$143,000,000;

(b)  for the Quarter ending on 30 September 2003, the value of:

                           D
                (P - J) + --- (P-J)R
                          360

        Where

        "P" is US$143,000,000,

        "J" is the sum of:

     (i) any Authorised Telstra CP Reductions made during the preceding Quarter; and


-------------------------------------------------------------------------------

    (ii) all amounts (if any) credited and applied pursuant to section 6 during the preceding Quarter,

        "D" is the number of days from the Date of Amendment to 30 June 2003 (both inclusive), and

        "R" is a rate percentum equal to the Margin on the Date of Amendment plus LIBOR for the Quarter ending on 30 June 2003,

(c)  for any subsequent Quarter, the value of:

                           D
                (P - J) + --- (P-J)R
                          360

        Where

        "P" is the Telstra CP Balance for the preceding Quarter,

        "J" is the sum of:

     (i) any Authorised Telstra CP Reductions made during the preceding Quarter; and

    (ii) all amounts (if any) credited and applied pursuant to section 6 during the preceding Quarter,

        "D" is the number of days in the preceding Quarter, and

        "R" is a rate percentum equal to the Margin on the first day of the preceding Quarter plus LIBOR for the preceding Quarter.

"Telstra CP Reduction" in a Quarter, is:

(a) a cash payment by Reach Global to Telstra of all or any part of the Telstra CP Balance for that Quarter; or

(b) a setting off or the application of any other sort of withholding, deduction or counterclaim by Telstra or Reach Global otherwise than in accordance with clause 5.3 and section 6, of a present or future liability of Telstra to Reach Global against all or any part of the Telstra CP Balance for that Quarter; or

(c) an application or crediting by Telstra or Reach Global, otherwise than in accordance with clause 5.3 and section 6, of all or any part of that Telstra CP Balance for the Quarter against or towards discharge of a present or future liability of Telstra to Reach Global.

"Telstra Credit Entitlement" for a Quarter is to be determined in accordance with clause 2.2.

"Telstra Prepayment" is the sum paid by Telstra to Reach Global pursuant to clause 5.1.

"Telstra Shareholder" is Telstra Holdings (Bermuda) No 1 Limited.


-------------------------------------------------------------------------------

"Unallocated Aggregate CP Balance" for a Quarter is the sum of the Unallocated PCCW CP Balance for the Quarter and the Unallocated Telstra CP Balance for the Quarter.

"Unallocated PCCW CP Balance" for a Quarter is the remainder of the PCCW CP Balance for that Quarter after deducting the Unused PCCW Credit Entitlement Balance at the beginning of that Quarter.

"Unallocated Telstra CP Balance" for a Quarter is the remainder of the Telstra CP Balance for that Quarter after deducting the Unused Telstra Credit Entitlement Balance at the beginning of that Quarter.

"Unused PCCW Credit Entitlement Balance" at the beginning of a Quarter is the net balance of:

(a) the aggregate of all PCCW Credit Entitlements for Quarters ending prior to that Quarter; less

(b) the aggregate of all amounts credited and applied pursuant to section 4 prior to that Quarter.

"Unused Telstra Credit Entitlement Balance" at the beginning of a Quarter is the net balance of:

(a) the aggregate of all Telstra Credit Entitlements for Quarters ending prior to that Quarter; less

(b) the aggregate of all amounts credited and applied pursuant to section 6 prior to that Quarter.

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                                                                             26

Capacity Prepayment Agreement


Schedule 2 - Principles for determining Cash Surplus for a Quarter


1    For any Quarter:

     (a) there will be taken to be a Cash Surplus if, and only if, the Quarter End Cash Balance ("ECB") exceeds the Quarter End Cash Requirement ("ECR"); and

     (b) the amount of the Cash Surplus will be the amount, if any, by which the ECB exceeds the ECR.

2    For the purposes of these principles:

     (a) "ECB" is all cash and cash equivalents of the REACH Group on a consolidated basis at the end of the Quarter.

     (b)  "ECR" is to be determined in accordance with the formula:

          "ECR" = (B + C + D + E + F + G + H + I + J)

          Where

          "B" = principal (excluding principal referred to in "C"(ii) below) and interest (including the total of amount payable, to the extent (if any) that it exceeds the total of amount receivable, under in each case interest rate swaps relating to the Facility) scheduled to be paid for Borrowed Money (including under the Facility) and payments under finance or capital leases, in each case, due within the next two Quarters but not including payments expressed always to be payable on demand.

          "C" = whichever is the greater of:

          (i)  US$50,000,000; and

         (ii) indebtedness at the end of the Quarter up to US$100,000,000 of Borrowed Money which is unsecured and for an original and remaining tenor less than 12 months.

          "D" = budgeted and committed unbudgeted capital expenditure of REACH Group for the next two Quarters (and for the avoidance of doubt including capital expenditure that at the end of the Quarter has become owing and remains unpaid) but excluding reinvestment to be funded from the Disposal Proceeds Account and payments under finance or capital leases referred to in "B" above, and subject always in each case, to the budgeted and committed unbudgeted capital expenditure being in compliance with clause 12.8 of the Amended and Restated Facility Agreement and provided that if the second of the next two Quarters is the first Quarter of the next calendar year and no budget for capital expenditure has been set for that year, the value of "D" shall be the sum of:


-------------------------------------------------------------------------------

          (i) the budgeted and committed unbudgeted capital expenditure (determined as provided above) of the REACH Group for the first of the next two Quarters; plus

         (ii) US$50,000,000 or where the second of the next two Quarters is the Quarter ending on 31 March 2004, US$65,000,000 (or such lower amount as may have been advised by REACH to the Facility Agent).

          "E" = the sum at the end of the Quarter of:

          (i)  the amount standing to the credit of the Charged Account; plus

         (ii) deposits up to an aggregate amount of US$40,000,000, securing operating licences, leases and other third party commitments.

          "F" = amounts payable by REACH Group in the next Quarter on account of Taxes.

          "G" = the sum of the amount at the end of the Quarter standing to the credit of the Disposal Proceeds Account which are Net Disposal
          Proceeds:

          (i) from any Major Disposal held in accordance with clause 4.6 of the Amended and Restated Facility Agreement; and

         (ii)  from any other disposal of assets not being an Exempt Disposal.

          "H" = is the net balance of:

          (i)  the sum of:

               (A)  the Unused PCCW Credit Entitlement Balance; and

               (B)  the Unused Telstra Credit Entitlement Balance,

               in each case, at the beginning of the Quarter; less

         (ii)  the sum of:

               (A) all amounts credited and applied pursuant to section 4 during the Quarter; and

               (B) all amounts credited and applied pursuant to section 6 during the Quarter.

          "I" = amounts standing to the credit of the Shareholders Funding Account at the end of the Quarter.

          "J" = the amount of any Cash Sweep Proportion for any previous Quarter which has not been applied in prepayment of the Drawings in

-------------------------------------------------------------------------------
                                                                             28
          accordance with clause 4.9 of the Amended and Restated Facility Agreement and which is credited to the Cash Sweep Account.


-------------------------------------------------------------------------------
                                                                             29

Capacity Prepayment Agreement

Signing page


DATED: 15 April 2003

SIGNED by                                       )
                                                )
and                                             )      ............................................
                                                )      By executing this agreement the signatory
each as an authorised representative for        )      warrants that the signatory is duly
REACH NETWORKS HONG KONG LIMITED  in the        )      authorised to execute this agreement on
presence of:                                    )      behalf of REACH NETWORKS HONG KONG LIMITED
                                                )
                                                )
.............................................    )      ............................................
Signature of witness                            )      By executing this agreement the signatory
                                                )      warrants that the signatory is duly
.............................................    )      authorised to execute this agreement on
Name of witness (block letters)                 )      behalf of REACH NETWORKS HONG KONG LIMITED
                                                )


SIGNED by                                       )
                                                )
and                                             )      ............................................
                                                )      By executing this agreement the signatory
each as an authorised representative for        )      warrants that the signatory is duly
REACH GLOBAL SERVICES LIMITED in the presence   )      authorised to execute this agreement on
of:                                             )      behalf of REACH GLOBAL SERVICES LIMITED
                                                )
                                                )
.............................................    )      ............................................
Signature of witness                            )      By executing this agreement the signatory
                                                )      warrants that the signatory is duly
.............................................    )      authorised to execute this agreement on
Name of witness (block letters)                 )      behalf of REACH GLOBAL SERVICES LIMITED


-------------------------------------------------------------------------------
                                                                             30

SIGNED by                                       )
                                                )
as an authorised representative for PCCW-HKT    )
TELEPHONE LIMITED in the presence of:           )
                                                )
                                                )
.............................................    )
Signature of witness                            )      ............................................
                                                )      By executing this agreement the signatory
.............................................    )      warrants that the signatory is duly
Name of witness (block letters)                 )      authorised to execute this agreement on
                                                )      behalf of PCCW-HKT TELEPHONE LIMITED




SIGNED by

as authorised representative for TELSTRA CORPORATION LIMITED, in the presence of:


.............................................
Signature of witness

.............................................
Name of witness (block letters)
)
)
)
)
)
)
)
)
)
)
)
)



.............................................
By executing this agreement the signatory states that the signatory is duly authorised to execute this agreement on behalf of TELSTRA CORPORATION LIMITED


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                                                                             31


SIGNED by                                       )
                                                )
and                                             )      ............................................
                                                )      By executing this agreement the signatory
each as an authorised representative for        )      warrants that the signatory is duly
REACH LTD. in the presence of:                  )      authorised to execute this agreement on
                                                )      behalf of REACH LTD.
                                                )
.............................................    )
Signature of witness                            )      ............................................
                                                )      By executing this agreement the signatory
.............................................    )      warrants that the signatory is duly
Name of witness (block letters)                 )      authorised to execute this agreement on
                                                )      behalf of REACH LTD.


SIGNED by                                       )
                                                )
as an authorised representative for PCCW        )
LIMITED in the presence of:                     )
                                                )
                                                )
.............................................    )
Signature of witness                            )      ............................................
                                                )      By executing this agreement the signatory
.............................................    )      warrants that the signatory is duly
Name of witness (block letters)                 )      authorised to execute this agreement on
                                                )      behalf of PCCW LIMITED



SIGNED by                                       )
                                                )
and                                             )      ............................................
                                                )      By executing this agreement the signatory
each as an authorised representative for        )      warrants that the signatory is duly
REACH FINANCE LIMITED in the presence of:       )      authorised to execute this agreement on
                                                )      behalf of REACH FINANCE LIMITED
                                                )
.............................................    )
Signature of witness                            )      ............................................
                                                )      By executing this agreement the signatory
.............................................    )      warrants that the signatory is duly
Name of witness (block letters)                 )      authorised to execute this agreement on
                                                )      behalf of REACH FINANCE LIMITED


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                                                                             32

 Mallesons Stephen Jaques


                         Capacity Prepayment Agreement

                              Dated 15 April 2003



                        Reach Networks Hong Kong Limited
                         Reach Global Services Limited
                           PCCW-HKT Telephone Limited
                          Telstra Corporation Limited
                                   Reach Ltd
                                  PCCW Limited










                            Mallesons Stephen Jaques
                                    Level 28
                                     Rialto
                               525 Collins Street
                               Melbourne Vic 3000
                               T +61 3 9643 4000
                               F +61 3 9643 5999
                                DX 101 Melbourne

Capacity Prepayment Agreement

Contents


--------------------------------------------------------------------------------
1        Interpretation                                                      3
-------------------------------------------------------------------------------
2        Quarter End Cash Surplus                                            4
-------------------------------------------------------------------------------
3        PCCW and HKTC                                                       9
-------------------------------------------------------------------------------
4        Application of PCCW CP Balance                                     10
-------------------------------------------------------------------------------
5        Telstra                                                            11
-------------------------------------------------------------------------------
6        Application of Telstra CP Balance                                  12
-------------------------------------------------------------------------------
7        Operational                                                        13
-------------------------------------------------------------------------------
8        Conditions Precedent                                               16
-------------------------------------------------------------------------------
9        Costs                                                              16
-------------------------------------------------------------------------------
10       Notices                                                            16
-------------------------------------------------------------------------------
11       Variation and Waiver                                               18
-------------------------------------------------------------------------------
12       Third Party Rights                                                 18
-------------------------------------------------------------------------------
13       Governing Law                                                      18
-------------------------------------------------------------------------------
14       Counterparts                                                       18
-------------------------------------------------------------------------------
15       General                                                            18


Schedule 1 - Definitions                                                    21

Schedule 2 - Principles for determining Cash Surplus for a Quarter          27